Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 28, 2006, relating to the financial statements of ONEOK Texas Field Services, L.P appearing in the Form 10-K/A of Eagle Rock Energy Partners, L.P. for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
July 27, 2007